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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                               AUTOCAM CORPORATION
                         (As Amended, September 9, 1991)

                                    ARTICLE I
                                     OFFICES

      Section 1. BUSINESS OFFICES. The corporation shall have offices at such places, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the corporation may require from time to time.

      Section 2. REGISTERED OFFICE. The registered office of the corporation (required by the Michigan Business Corporation Act to be maintained in the State of Michigan) may be, but need not be, identical with the principal office in the State of Michigan, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

      Section 1. ANNUAL MEETINGS. Unless otherwise specified by the Board of Directors from time to time, the annual meeting of the shareholders shall be held on such day in the month of October or at such time and place as the directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

      Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and shall be called by the President at the written request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting, which request shall state the purpose or purposes for such meeting.

      Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual meeting, or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Michigan, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

      Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days, unless a longer minimum notice period is required by law, nor more than sixty days before the date of the meeting either personally or by mail to each shareholder or record entitled to vote at the meeting. If mailed, such

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notice shall be deemed to be delivered when deposited in a post office or official depository under the exclusive care and custody of the United States Postal Service, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

      Section 5. WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice is required to be given to any shareholder of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of shareholders, in person or by proxy constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6. SHAREHOLDER PROPOSALS. In order to be placed on the agenda and considered for action at any meeting of the shareholders, any shareholder business proposal or nomination of a candidate for election as a director must be delivered to the Secretary of the corporation in writing no later than sixty
(60) days prior to the date fixed for any such meeting by the board of directors.

      Section 7. FIXING OF RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the corporation, after any such record date. Nothing in this bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this section for the adjourned meeting. If a record date is not fixed for the purpose of determining shareholders entitled to receive payment of a dividend or distribution, or allotment of a right, or for the purpose of any other action, the record date

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shall be the close of business on the day on which the resolution of the board relating to the corporate action is adopted.

      Section 8. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 9. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his authorized agent or representative. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

      Section 10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                                  ARTICLE III
                               BOARD OF DIRECTORS

      Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

      Section 2. NUMBER, CLASSIFICATION AND TENURE. The number of directors of the corporation shall be not less than three (3) nor more than seven (7), or such other number as may be fixed from time to time by action of the shareholders or by resolution of the Board of Directors. The members of the Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of directors. Of the first classified Board of Directors, the members of one designated class shall serve until the annual meeting of shareholders next following their elections, the members of a second designated class shall serve until the annual meeting of shareholders in the second year following their election, and the members of the third designated class shall serve until the annual meeting of shareholders in the third year following their election; thereafter, each class of directors shall be elected to serve until the annual meeting of shareholders held three years next following their election. In all instances, a director shall continue to serve until his or her successor is elected and qualified, or until his or her death, resignation or removal.

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      Section 3. INDEPENDENT DIRECTORS. The shareholders or Board of Directors may designate one or more directors as an independent director. Any director so designated shall be entitled to reasonable compensation in addition to compensation paid to directors generally, as determined by the Board of Directors or shareholders, and reimbursement for expenses reasonably related to performance of duties as an independent director. An independent director may communicate with shareholders at the corporation's expense, as part of a communication or report sent by the corporation to shareholders.

      Section 4. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three days of such time, excluding Sundays and legal holidays, if the later time is deemed advisable, at the place where the shareholders meeting has been held or any other place that the Board of Directors may determine, for the purpose of electing officers and considering such business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear for an annual meeting of the Board of Directors, the holding of the annual meeting shall not be required and the matters that might have been taken up at such meeting may be taken up at any later special or regular meeting, or by consent resolution.

      Section 5. REGULAR MEETINGS. The Board of Directors may from time to time provide by resolution the time and place, either within or without the State of Michigan, for the holding of regular meetings of the Board of Directors. Such regular meetings may be held without notice other than such resolution.

      Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairperson of the Board of Directors or the President, and shall be called by the President or the Secretary of the corporation on the written request of any two directors. The person or persons calling such meeting may fix any time or place for holding any special meeting of the Board of Directors called by them.

      Section 7. NOTICE OF SPECIAL MEETING. Notice of any special meeting shall be given at least seventy-two (72) hours prior thereto by written notice delivered personally or mailed to each director at the address designated by him or her for that purpose or, if none is designated, at his or her last known address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited so addressed in a post office or official depository under the care and custody of the United States Postal Service, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when given to the telegraph company.

      Section 8. WAIVER OF NOTICE BY DIRECTORS. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting or other action, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver

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of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 9. QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, a majority of the directors present at any meeting where less than a quorum is present may adjourn such meeting from time to time without further notice.

      Section 10. PRESENCE BY MEANS OF TELEPHONE. A director shall be deemed to be present in person at a meeting of the directors if he or she participates in the meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      Section 11. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute.

      Section 12. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of the committee, as the case may be, shall have signed a written consent. Any such written consents shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

      Section 13. REMOVAL. Any director may be removed, with or without cause, by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of stock entitled to vote at an election of directors.

      Section 14. VACANCIES. Unless otherwise limited by the articles of incorporation, if a vacancy, including a vacancy resulting from an increase in the number of directors, occurs on the Board of Directors, the vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled earlier by proper action of the shareholders. Any director chosen to fill a vacancy shall hold office for the unexpired term of his or her predecessor, or if chosen to fill a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs.

      Section 15. COMPENSATION. The Board of Directors by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its

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members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

      Section 16. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 18. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee, or to designate additional committees. The Board of Directors shall have the power to appoint employees of the corporation who are not members of the Board of Directors to serve as advisory, non-voting consultants to any such committees. Any committee, to the extent provided in the resolutions of the Board creating such committee and subject to the limitations provided by statute, shall have and may exercise the powers of the whole Board of Directors in the management of the business and affairs of the corporation.

      Section 19. DIVIDENDS. Subject always to the provisions of law and the articles of incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors and it shall not be required at any time, against such discretion, to divide or pay any part of such funds along or to the shareholders as dividends or otherwise; and, the Board of Directors may fix a sum that may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

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                                   ARTICLE IV
                                    OFFICERS

      Section 1. NUMBER. The Board of Directors, as soon as practicable after the election thereof held in each year, shall elect a Chairman of the Board, a President, one or more Vice Presidents, Secretary and a Treasurer, and from time to time may elect such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two offices other than the offices of President and Secretary may be held by the same person.

      Section 2. ELECTION AND TERM OF OFFICE. Each officer shall hold office for the term for which he or she was elected and until his or her successor shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

      Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

      Section 4. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

      Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall advise, counsel, and assist the President in the general supervision and control over the property, business, and affairs of the corporation. Such person shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

      Section 6. PRESIDENT. Subject to such supervisory powers, if any, as many be given by the Board of Directors to the Chairman of the Board, the President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws or some other law to be otherwise signed or executed, and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

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      Section 7. VICE PRESIDENT. In the absence of the President, or in the event of his or her death or inability to act, the Vice President, if any, or if more than one, then in the order designated by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President, and shall perform such other duties that the Board of Directors or the President may prescribe from time to time.

      Section 8. SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and, (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

      Section 9. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

      Section 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

      Section 11. OFFICER REIMBURSEMENT. Each officer by accepting his or her office agrees that any payments made to such officer by the corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by such officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board of Directors, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to the corporation has been recovered.

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                                   ARTICLE V
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1. CERTIFICATES FOR SHARES. Subject to the requirements of law, certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. FACSIMILE SIGNATURES. If a transfer agent or registrar is appointed and countersigns certificates representing shares of the corporation, the signatures of the officers of the corporation on such certificates may be facsimiles.

      Section 3. NO PREEMPTIVE RIGHTS. No holders of shares of the capital stock of any class of the corporation shall have any preemptive right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized.

                                   ARTICLE VI
                                 INDEMNIFICATION

      Section 1. NONDERIVATIVE ACTIONS. Subject to the other provisions of these bylaws, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement, actually and reasonable incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the

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corporation, or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      Section 2. DERIVATIVE ACTIONS. Subject to the other provisions of these bylaws, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonable incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or its shareholders, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 3. EXPENSES. To the extent that a person who is a director or officer of the corporation or who is a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which he or she is serving at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection therewith and in any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section.

      Section 4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 1 and
2. Such determination shall be made in any of the following ways: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to such action, suit or proceeding; or, (2) if such a quorum of disinterested directors is not obtainable then by majority vote of a committee of two or more disinterested directors, which committee shall be designated by all the directors; or, (3) by independent legal counsel in a written opinion, which legal counsel shall be selected by the Board of Directors or a committee thereof in the manner prescribed in Subsections (1) or (2) above, or selected by the entire Board of Directors if a quorum of disinterested directors cannot be obtained and if a committee cannot be designated under Subsection S(1) and (2) above; or, (4) by the shareholders.

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      Section 5. PREPAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 1 and 2 of this Article VI may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 of this
Article VI upon receipt of an undertaking by or on behalf of the person for whom such expenses are being paid to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

      Section 6. PERSONS NOT DIRECTORS OR OFFICERS. Persons for whom indemnification is not provided in Sections 1 and 2 of this Article VI but who are employees or agents of the corporation or are serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the corporation subject, however, to the limitations set forth in this Article VI.

      Section 7. PERSONS WHO HAVE CEASED TO HOLD OFFICE. The indemnification provided in this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8. CONTRACT. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Michigan Business Corporation Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such contract rights may not be modified retroactively without the express consent of such director, officer, employee or agent. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 9. INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI or of the Michigan Business Corporation Act.

      Section 10. INVALIDITY OF PART. The invalidity or enforceability of any provision of this Article VI shall not affect the validity or enforceability of any other provision hereof.

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                                  ARTICLE VII
                                   AMENDMENTS

      The shareholders or Board of Directors may amend, alter or repeal any of these bylaws except to the extent that any such bylaw has hereinafter been enacted by the shareholders of the corporation with specific limitations upon the power of the Board of Directors to amend, alter or repeal such bylaw.

Dated: August 15, 1991

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